                                                           Exhibit No. EX-99.p.9

                         THORNBURG INVESTMENT MANAGEMENT
                       CODE OF BUSINESS CONDUCT AND ETHICS

Policy Objectives

Honesty and  integrity are hallmarks of Thornburg  Investment  Management,  Inc.
(the "Firm"). The Firm has a fiduciary obligation to its Investment Clients, and the Firm  seeks the  highest  standards  of  ethics  and  conduct  in all of its business relationships.

This Code has been adopted by the Firm pursuant to paragraphs  (a)(1),  (2), (4)
and (5) of Rule  204A-1  under  the  Investment  Advisers  Act of 1940  with the objectives of deterring  wrongdoing  and (1)  providing  standards of honest and ethical conduct,  including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (2) promoting full, fair,  accurate,  timely and understandable  disclosure in reports and documents which the Firm files with the  Securities  and Exchange  Commission and in other public communications made by the Firm, (3) promoting compliance with applicable governmental  laws,  rules and  regulations,  (4)  facilitating  prompt internal reporting of  violations  of this Code,  and (5)  providing  accountability  for adherence to this Code.

This code and the separately adopted Policy on Personal Securities  Transactions in accordance with paragraphs (a)(3) and (b) of Rule 204A-1 under the Investment
Advisers Act of 1940 and Rule 17j-1 under the Investment  Company Act of 1940 is intended to be the Investment  Adviser's  code of ethics  described in paragraph
(a)(1),  (2),  (4) and (5) of Rule 204A-1 under the  Investment  Advisers Act of
1940.

     All  records and reports  created or  maintained  pursuant to this Code are intended  solely for the internal use of the Firm, are  confidential,  and in no event  constitute  an  admission by any person as to any fact,  circumstance  or legal conclusion.

     This Code is intended to  coordinate  with the Thornburg  Investment  Trust
Code of Business Conduct and Ethics  (September 10, 2003).  Where appropriate or necessary,  specific  sections  of this Code  include a  coordinating  provision referencing the appropriate  section of the Thornburg  Investment  Trust Code of
Business Conduct and Ethics.

Please see the Glossary of Terms for definitions of terms used in this Code.

Compliance with Laws, Rules and Regulations

The Firm  expects  its  Supervised  Persons to comply  with all laws,  rules and regulations applicable to its operation and business.  Supervised Persons should seek  guidance  whenever they are in doubt as to the  applicability  of any law, rule or regulation  regarding any contemplated  course of action. The Firm holds information and training  sessions to promote  compliance  with laws,  rules and
regulations,   including  insider  trading  laws.  Please  consult  the  various guidelines and policies which the Firm has prepared in accordance  with specific laws and regulations.  A

good  guideline,  if in doubt on a course of action,  is "Always ask first,  act later - if you are unsure of what to do in any situation,  seek guidance  before you act."

As a registered  investment  adviser,  the Firm is subject to  regulation by the
Securities and Exchange Commission, and compliance with federal, state and local laws.  The Firm insists on strict  compliance  with the spirit and the letter of these laws and regulations.

Conflicts of Interest

Each Supervised Person should be scrupulous in avoiding any conflict of interest with regard to the Firm's  interest.  A "conflict  of  interest"  occurs when an individual's  private interest  interferes with the interests of the Firm or its
Investment  Clients.  A conflict  situation  can arise when a Supervised  Person pursues interests that prevent the individual from performing his duties for the
Firm or an Investment Client objectively and effectively.  Conflicts of interest also  arise  when a  Supervised  Person  or member  of the  individual's  family receives  undisclosed,  improper  benefits  as  a  result  of  the  individual's positions  with the Firm.  Any  conflict of  interest  that arises in a specific situation or transaction must be disclosed by the individual and resolved before taking any action.

Matters  involving a conflict of interest are  prohibited as a matter of policy, except  when  approved  by the Firm's  president  or Chief  Compliance  Officer.
Conflicts of interest may not always be evident,  and individuals should consult with higher levels of  management  or legal counsel if they are uncertain  about any situation.  In no event,  however,  shall investment in any security made in accordance  with the  Firm's  Policy on  Personal  Securities  Transactions  (or
comparable  policy or code then in effect) be  considered a conflict of interest with the Firm.

Comment: This section relating to conflicts of interest is substantially similar to the  comparable  section in the Thornburg  Investment  Trust Code of Business
Conduct and Ethics, but Supervised Persons should recognize that (i) the Trust's
Code of  Business  Conduct and Ethics  governs  conflicts  with  interest of the
Trust,  rather  than the  Firm and its  Clients,  and  (ii) the  procedures  for reporting and resolving  conflict under the Trust's Code of Business Conduct and
Ethics is different  from the  Procedure  under this Code. If an interest of the
Supervised  Person  appears to  conflict  with an  interest of the Trust and the
Firm),  the  Supervised  Person  should make a disclosure  and seek any approval under the Trust's Code of Business Conduct and Ethics.

Corporate Opportunities

Supervised Persons shall not take for themselves  personally  opportunities that are discovered  through the use of their position with the Firm, except with the approval of the Firm's President or Chief Compliance Officer. Supervised Persons
of the Firm owe a duty to the Firm to advance its legitimate  interests when the opportunity  to do so arises.  In no event,  however,  shall  investment  in any security  made in  accordance  with the  Firm's  Policy on  Personal  Securities
Transactions  (or  comparable  policy or code then in  effect) be  considered  a business opportunity of the Firm.

Comment:  This section relating to corporate  opportunities is substantially the same  as the  comparable  section  on the  Thornburg  Investment  Trust  Code of
Business  Conduct and Ethics,  but Supervised  Persons should recognize that (i)
the Trust's Code of Business  Conduct and Ethics  governs  opportunities  of the
Trust, rather than the Firm, and (ii) the procedures for reporting and obtaining an approval  under the Trust's Code of Business  Conduct and Ethics is different from the procedure under this Code. If an opportunity  appears to relate both to the  business  of the Trust and the Firm,  the  Supervised  Person  should  make disclosure and seek any approval under the Trust's Code of Business  Conduct and
Ethics.

Confidentiality

Supervised Persons shall exercise care in maintaining the confidentiality of any confidential  information respecting the Firm or its Investment Clients,  except when  disclosure is authorized or legally  mandated.  Supervised  Persons should consult  with the  Firm's  Chief  Compliance  Officer  or legal  counsel if they believe  that have a legal  obligation  to  disclose  confidential  information.
Confidential  information includes nonpublic information of the Firm that may be helpful to  competitors,  or otherwise  harmful to the Firm,  or its  Investment
Clients.  Confidential  information  also includes  information  respecting  the portfolio  holdings of Investment  Clients  (including  particularly  Investment
Company Clients). The obligation to preserve confidentiality of this information continues after association with the Firm ends.

Comment:  Attention  is directed  to the  Internal  Confidentiality  and Privacy
Protections  Policy,  which  appears  in  the  Firm's  Manual  of  Policies  and
Procedures,  and which was adopted by the Firm to protect the nonpublic personal information  of the  Investment  Clients  of the  Firm and the  shareholders  of
Thornburg   Investment  Trust.  This  section   respecting   confidentiality  is
substantially  the same as the  comparable  section in the Thornburg  Investment
Trust Code of Business Conduct and Ethics,  except that a specific  reference is made to information respecting portfolio holdings of Investment Clients.

Fair Dealing

Supervised  Persons  should  endeavor to deal fairly  with  Investment  Clients, service  providers and competitors,  and shall not seek unfair advantage through improper  concealment,  abuse of improperly acquired  confidential  information, misrepresentation  of  material  facts  when  the  other  party  is known by the
Supervised Persons to rely justifiably on the individual to disclose those facts truthfully, or improper and unfair dealing.

Business Gifts and Entertainment

The purpose of business  entertainment  and gifts in a commercial  setting is to create goodwill and sound working  relationships,  not to gain unfair advantage.
No gift or entertainment should ever be offered,  given, provided or accepted by any Supervised  Person in connection  with the Firm's  business unless it (1) is consistent with customary business practices, (2) is not excessive in value, (3)
cannot be construed as a bribe,  payoff or kickback and (4) does not violate any laws or regulations.

No Supervised  Person shall provide to or accept from any client or  prospective client,  or person or entity that does or seeks to do business with or on behalf of the Firm,  more than  $100.00  worth of gifts per year.  (this limit does not include nominal logo/promotional items). No Supervised Person may give or accept cash or cash equivalent gifts.  Supervised Persons may provide to or accept from any client or prospective  client,  or person or entity that does or seeks to do business with or on behalf of the Firm a business  entertainment event such as a dinner, golf outing, theater or sporting event if the person or entity providing the  entertainment  is present  and as long as the event is not  extravagant  or excessive so as to give the appearance of impropriety.

On a quarterly basis,  within 30 days of quarter end, all Supervised Persons who are  designated as Access  Persons will be required to report all  entertainment and gifts that were given and received within the previous quarter.

Protection and Proper Use of Firm Assets

All Supervised Persons should endeavor to protect the assets of the Firm and its
Investment Clients, and pursue their efficient investment in accordance with the
Firm's  business  purposes.  Any suspected  incident of fraud or theft should be immediately  reported  for  investigation  as  hereinafter  described  under the caption "Administration and Enforcement of the Code."

The obligation of Supervised  Persons to protect the assets of the Firm includes its  proprietary  information.  Proprietary  information  includes  intellectual property such as trademarks and copyrights,  as well as business,  marketing and service plans,  databases,  records,  salary information,  unpublished financial data and reports.  Unauthorized use or distribution of this information violates this Code.

Insider Trading

All Supervised Persons should pay particular  attention to potential  violations of insider trading laws.  Insider trading in both unethical and illegal and will be dealt with  decisively  if it occurs.  Associated  Persons  are  expected  to familiarize themselves with the Policy Statement on Insider Trading,  adopted by the Firm. If they have  questions  about these  guidelines,  they should consult with the Firm's  president,  the Chief Compliance  Officer,  or the Firm's legal counsel.

Comment:  Attention  is  directed  to the  Firm's  Policy  Statement  on Insider
Trading, which appears in the Firm's Manual of Policies and Procedures.

Administration and Enforcement of the Code

Certification

Each newly  hired  Supervised  Person of the Firm will be provided a copy of the
Code. Each such individual must certify in writing within 30 days that they have received a copy of the Code, read and understand all provisions of the Code, and agree to comply with the applicable terms of the Code. The Firm will provide its
Supervised  Persons  with any  amendments  to the Code and will require all such individuals to certify in writing that they have  received,  read and understand the amendments.  Each year the Chief  Compliance  Officer will conduct an annual meeting  with  Supervised  Persons to review the Code.  Supervised  Persons will annually  certify that they have read,  understood  and complied  with the Code, that they have made all of the reports required by the Code and have not engaged in any prohibited conduct.

Reporting Violations

All Supervised  Persons are required to promptly report any actual,  apparent or suspected  violations of the Code to the Chief Compliance  Officer. If the Chief
Compliance Officer or another compliance officer is not available the individual
should  report  the  violation  to  their  immediate   supervisor  who  is  then
responsible for reporting it to the Chief Compliance  Officer.  All reports will be  treated  confidentially  to the  extent  permitted  by law and  investigated promptly.

Glossary

"Access Person" means:

     i. Any Trustee, director, officer or partner of any of the Companies.

     ii. Any Supervised Person:

          A. Who has access to nonpublic  information  regarding any  Investment
          Client's  purchase or sale of  securities,  or  nonpublic  information regarding the portfolio holdings of any Investment Company Client, or

          B. Who makes,  participates  in or is involved in (or whose  functions relate) to the making securities  recommendations  with respect to any
          Investment Client's purchase or sale of Securities,  or who has access to such recommendations that are nonpublic.

     iii.  Individuals who are registered with the NASD as an associated  person of Thornburg Securities Corporation.

     iv. Any director,  officer, general partner or employee of any company in a
     Control  relationship  with any of the Companies  who, in  connection  with their  regular  functions  or  duties,  make,  participate  in,  or  obtain information  regarding the purchase or sale of Securities by any Investment
     Client, or whose functions relate to the making of any recommendations with respect to those purchases or sales.

     v. Any  natural  person  who is in a Control  relationship  with any of the
     Companies and who obtains information  concerning  recommendations  made to any Investment  Client with regard to the purchase or sale of Securities by the Investment Client.

"Chief  Compliance  Officer" means,  for purposes of this Code, the Firm's chief compliance officer.

"Fund" means any series of Thornburg  Investment  Trust or any other  Investment
Company as to which the Firm is an investment adviser or sub-adviser.

"Investment  Client"  means  any  person  with whom the Firm has a  contract  to perform discretionary investment management services, including any series of an
Investment  Company.  "Investment  Company"  means a company  registered as such under the Investment Company Act of 1940.

"Investment Company Client" means any Investment Company (or series thereof ) as to which the Firm is an investment adviser or investment sub-adviser.

"Policy on Personal Securities  Transactions" means the Firm's written policy of that name, as revised from time to time.  This Policy can be found in the Firm's
Manual of Policies and Procedures.

"Supervised  Person" means any director,  managing  director,  officer (or other person  occupying a similar  status or  performing  functions  similar to any of those persons) and employees, and any other persons who provide advice on behalf of the Firm and who are subject to the Firm's supervision and control.

"Trust" means Thornburg Investment Trust.

"TSC" means Thornburg Securities Corporation.

History:  Provisions previously appeared in Firm's "Code of Business Conduct and
Ethics  and  Policy on  Personal  Securities  Transactions,"  February  1, 2005;
provisions were  incorporated  into this Code of Business  Conduct and Ethics on
March 21, 2005; Revised August 1, 2006.

                         THORNBURG INVESTMENT MANAGEMENT
                           THORNBURG INVESTMENT TRUST
                        THORNBURG SECURITIES CORPORATION

                   POLICY ON PERSONAL SECURITIES TRANSACTIONS

April 2008

Policy Objectives

Honesty and  integrity are hallmarks of Thornburg  Investment  Management,  Inc.
("TIM"),  Thornburg  Investment  Trust (the  "Trust") and  Thornburg  Securities
Corporation ("TSC"), (singularly a "Company" or together the "Companies").  Each of the  Companies  seek the highest  standards  of ethics and  conduct  from its employees in all of their business  relationships,  and TIM hereby  acknowledges its fiduciary obligations to its Investment Clients.

This Policy has been adopted by each of the  Companies  with the  objectives  of promoting honesty and integrity,  preventing wrongdoing,  and preventing persons identified in this Policy, in connection with the direct or indirect purchase or sale by the person of Securities held or proposed to be purchased or sold by any
Investment Client from: (1) employing any device,  scheme or artifice to defraud any Investment  Client;  (2) making any untrue statement of material fact to any
Investment  Client or omitting to state a material  fact  necessary  in order to make the statements made to any Investment Client, in light of the circumstances under which they are made, not misleading;  (3) engaging in any act, practice or course  of  business  that  operated  or would  act as a fraud or  deceit on any
Investment Client; or (4) engaging in any manipulative  practice with respect to any Investment Client.

This Policy is intended to constitute the  Companies'  written code of ethics as required by Rule 17j-1 under the  Investment  Company Act of 1940.  In addition, this policy  together  with a  separately  adopted  Investment  Adviser  Code of
Business  Conduct and Ethics,  is intended to comprise the Investment  Adviser's code of ethics  described  in Rule 204A-1 under the  Investment  Advisers Act of
1940.  Any report  filed under this  policy will be deemed to satisfy  both Rule
17j-1 and Rule 204A-1.

Please see the Glossary of Terms for definitions of terms used in this Policy.

Prior Authorization For Securities Transactions

Except for those  transactions  listed below,  Access  Persons must obtain prior authorization for all Securities transactions, including the sale or exchange of
Investment Company shares, from the Chief Compliance Officer or other compliance officer  designated by the Chief  Compliance  Officer.  If the Chief  Compliance
Officer is seeking prior  authorization for a trade it must be obtained from the
President of TIM.  Access Persons should request  authorization  by submitting a
Request for Prior Clearance of Security Transactions form.

If the transaction  involves the sale or exchange of Investment  Company shares, documentation  proving that the shares have been held for more than 30 days must be attached to the Request for Prior  Clearance of Security  Transactions  form.
The foregoing prior  authorization  requirements do not apply to transactions by an Independent  Trustee unless the Security  involved in any such transaction is subject to a reporting  obligation  by the Trustee as described  below under the caption "Reporting Requirements of Access Persons."

Prior Authorization Exemptions

The following transactions are exempt from prior authorization requirements:

     o    Purchases  or sales  effected  in any  account  over  which the Access
          Person has no direct or indirect influence or control.

     o    Purchases or sales of Securities  for which the Access Person does not directly or indirectly have Beneficial Ownership.

     o    Purchases or sales which are  non-volitional on the part of the Access
          Person.

     o    Purchases or sales through an Automatic Investment Plan.

     o    Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its  Securities,  to the extent such rights were acquired  from such  issuers,  and sales of such rights so acquired.

     o    Purchase of shares issued by an Investment Company.

     o    Purchases or sales of a money market mutual fund.

     o    Purchases or sales of shares issued by unit investment trust.

     o    Purchases or sales of shares issued by exchange  traded funds that are based on any broad-based securities index.

     o    Purchases or sales (other than Initial  Public  Offerings  and Limited
          Offerings)  of  securities  for any Private  Fund  managed by TIM, for which the Access Person is deemed to have investment control.

Limitations on Certain Transactions

The Companies limit the following transactions for Access Persons:

     o    The purchase or sale of any Securities,  including  specifically  (but not limited to) Securities  distributed in an Initial Public  Offering
          (IPO) or in a Limited  Offering,  unless prior  authorization has been granted by the Chief Compliance  Officer or other  compliance  officer designated by the Chief Compliance Officer.

     o    The purchase or sale of  Securities  on the  Restricted  List,  unless prior  authorization  has been  granted  under  either  the Blue  Chip
          Exemption  or Blackout  Exemption;  or unless prior  authorization  is granted  because the  transaction  would be very  unlikely to affect a highly  institutional  market or  because it is  clearly  not  related economically  to  Securities  purchased,  sold or  held by  Investment
          Clients.

     o    The sale,  redemption  or exchange of any  Investment  Company  shares within 30 days of purchase unless prior authorization has been granted by the Chief Compliance Officer or other compliance officer designated by the Chief  Compliance  Officer.  This prior  authorization  will be granted only in exceptional circumstances.

The foregoing  prohibitions  do not apply to an  Independent  Trustee unless the
Trustee  becomes the  subject to the  reporting  requirements  of this Policy as described below under the caption "Reporting Requirements of Access Persons".

Restricted List

The separate account associate,  designated by the Director of Operations,  will maintain  a  Restricted  List of  Securities.  The  list is  available  on TIM's intranet site: www.gothornburg.com. A Security will be placed on this list when:

1.   Any of the  Companies  are known by the  Compliance  Department  to possess material  nonpublic  information  about or  affecting  the  Security or its issuer.

2.   The  Security  is  currently  held or is to be  acquired  by an  Investment
     Client,  is being considered for purchase or sale by an Investment  Client, or is being purchased or sold by an Investment Client. A Security "held" or
     "to be acquired" means any Security which,  within the most recent 15 days,
     (1) is or has been  held by an  Investment  Client,  or (2) is being or has been considered for purchase or sale by an Investment Client. A Security is
     "being  considered for purchase or sale" when a recommendation  to purchase or sell the security has been  communicated by TIM to the Investment Client
     or  when  an  Access   Person  of  TIM  seriously   considers   making  the
     recommendation to the Client or a purchase or sale on the Client's behalf.

Reporting Requirements for Access Persons

Access Persons

Except as provided below for  Independent  Trustees,  the Companies  require all
Access Persons to:

     o    file a Statement  of Outside  Brokerage  Activity  with the filing and review  officer no later than 10 days after being hired or  designated as an Access Person.

     o    file an Initial  Holdings Report with the filing and review officer no later  than 10 days  after  being  hired or  designated  as an  Access
          Person.

     o    file an Annual  Holdings  Report with the filing and review officer by
          January  30th  each  year for the  previous  twelve  months  beginning
          January 1st and ending December 31st.

     o    file a  Quarterly  Transactions  Report  with the  filing  and  review officer no later than 30 days after the end of each calendar quarter.

     o    obtain prior authorization for all personal  Securities  transactions, utilizing  the Request for Prior  Clearance  of Security  Transactions
          form.

     o    notify each firm that maintains an outside brokerage account for them, or a Family Member,  of their  association  with the Companies and the
          Companies'  requirement to receive  duplicate  copies of confirmations and periodic statements.

The specific reports are described in detail below under the caption  "Reporting of Personal Securities Ownership".

Trustees of the Trust

An Independent  Trustee (who would be required to make a report solely by reason of being a trustee of the Trust) need not make: (i) an initial  holdings report;
(ii) an annual holdings report; or (iii) a quarterly  transaction report, unless the Trustee  knew or in the  ordinary  course of his duties as a trustee  should have  known  that  during  the  15-day  period  immediately  before or after the
Trustee's transaction in a Security the Trust purchased or sold the Security, or the Trust, or TIM considered purchasing or selling the Security.

If the Trustee's  transaction does not meet this reporting exemption the Trustee will follow the same procedures set forth for Access Persons.

Reporting of Personal Securities Ownership

Statement of Outside Brokerage Activity

This statement must be filed with the filing and review officer no later than 10 days after being hired or designated as an Access Person. On this statement such individuals  must  disclose  each  brokerage  account  in  which  they  have any
Beneficial  Ownership.  The statement also must include the brokerage account(s)
for any Family  Member.  It is the  responsibility  of each such  individual  to notify each firm through which they or a Family  Member  maintains an account of their affiliation with the Companies. The Compliance Department must be notified in writing if new outside  brokerage  accounts  are opened at any time after the filing of the Statement of Outside Brokerage Activity.

Upon submission of this statement the Compliance  Department will send a request to receive  duplicate  confirmation  and periodic  statements.  It is the Access
Person's  responsibility to ensure that the Compliance  Department's  request is honored.

The statement must include the following information:

     o    The firms where accounts are housed and the account number.

                                       10

Initial and Annual Holdings Reports

The Initial  Holdings Report must be filed by each Access Person with the filing and review  officer no later 10 days after the individual is hired or designated as an Access Person. Information contained in the report must be current as of a date not more than 45 days  prior to the date the  individual  becomes an Access
Person.

The Annual  Holdings  Report must be filed by each Access Person with the filing and review officer by January 30th each year. The  information  contained in the report must be from January 1st through December 31st of the previous year.

The  Initial  Holdings  Report and  Annual  Holdings  Report  must  include  the following  information  for each  Security in which the Access  Person or Family
Member has any direct or indirect Beneficial Ownership,  including all shares of
Investment  Companies  held by the Access  Person  including  but not limited to investments in the Thornburg Funds and self directed investments through the TIM
401K Plan :

     o    The title and type of each  Security,  and as applicable  the exchange ticker symbol or CUSIP number, number of shares, and principal amount.

     o    The name of each broker,  dealer, bank, or other financial institution maintaining  a brokerage  or other  account  for the Access  Person or
          Family Member and the account number assigned to it.

     o    The date the report is filed.

In lieu of writing the above  information  on the report,  the Access Person may submit  copies of brokerage  account  statements  if they contain the  necessary
information.   If  the  Compliance   Department   already   receives   duplicate
confirmations  and  statements  there is no need to attach  them to the  report, however,  you must ensure that all  transactions  placed  within the  designated period appear on those duplicate confirmations and statements.

Quarterly Transactions Reports

     o    A  Quarterly  Transaction  Report  must be filed  with the  filing and review  officer no later  than 30 days after the end of each  calendar quarter.

The Quarterly Transaction Report must include the following information for each
Security in which the Access  Person or Family Member has any direct or indirect
Beneficial Ownership,  including but not limited to investments in the Thornburg
Funds and self directed investments through the TIM 401K Plan :

     o    The  date  of each  transaction,  the  title,  and as  applicable  the exchange  ticker  symbol or CUSIP  number,  interest rate and maturity date, the number of shares, and the principal amount.

                                       11

     o    The nature of the transaction that is, a purchase,  sale or other type of acquisition or disposition of the Security.

     o    The price at which the transaction was effected.

     o    The name of each broker,  dealer, bank, or other financial institution maintaining  a brokerage  or other  account  for the Access  Person or
          Family Member and the account number assigned to it.

     o    The date the report is filed.

In lieu of writing the above  information  on the report,  the Access Person may submit  copies of brokerage  account  statements  if they contain the  necessary
information.   If  the  Compliance   Department   already   receives   duplicate
confirmations  and  statements  there is no need to attach  them to the  report, however,  you must ensure that all  transactions  placed  within the  designated period appear on those duplicate confirmations and statements.

Reporting Exemptions

Exempted Transactions

The Companies exempt the following transactions from the reporting requirements:

     o    Purchases  or sales  effected  in any  account  over which there is no direct or indirect influence or control.

     o    Purchases or sales effected pursuant to an Automatic Investment Plan.

Administration and Enforcement of the Policy

The Chief Compliance Officer will designate a compliance officer to serve as the filing and review officer. The officer will be responsible for:

     o    Maintaining current and previous lists of all Access Persons.

     o    Maintaining  a record of the  filing  and  review  officers  in such a manner that the individuals serving in that capacity can be identified for any period of time.

     o    Providing the forms necessary for filing required reports.

o    Maintaining  the  Initial  Holdings   Reports,   Annual  Holdings  Reports,
     Quarterly Transactions Reports and Statements of Outside Brokerage Activity
     that are filed, including all backup documentation.

o    Maintaining a schedule of report  filing dates.  This schedule will reflect any case in which a report was filed late, the date any reminders were sent out and any sanctions imposed. If a report is not filed within the required time the  Filing  and  Review  Officer  will  advise  the Chief  Compliance
     Officer.

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     o    Maintaining copies of the current and previous Restricted Lists.

     o    Maintaining  Request for Prior  Clearance for Securities  Transactions
          forms.

     o    Maintaining records of waivers,  including backup documentation of any waivers issued.

     o    Monitoring  personal  Securities  transactions  and  trading  patterns through  the  review  of  reports  filed and  review of the  duplicate confirmations  and periodic  account  statements  received.  The Chief
          Compliance Officer will review the personal Securities transactions of the filing and review officer.

     o    Reporting apparent violations to the Chief Compliance Officer.

     o    Maintaining a record of any violation,  written  violation reports and record of any action taken as a result of the violation.

     o    Requesting  duplicate  confirmations  and periodic  statements for all outside brokerage accounts.

     o    Maintaining records of requests for duplicate brokerage  confirmations and account statements,  and files of duplicate brokerage confirmation and account statements received.

     o    Maintaining file of signed acknowledgement forms.

See  "Books  and  Records,"  below for the  periods  of time  records  are to be retained.

Certification

Each  Supervised  Person of the Companies will be provided a copy of this Policy and must  certify in writing no later than 30 days after  receipt of the policy, that  they  have  received  a copy of  this  Policy,  read  and  understand  all provisions of this Policy, and agree to comply with the applicable terms of this
Policy. The Companies will provide any amendments to the Policy and will require all Supervised  Persons to certify in writing that they have received,  read and understand the amendments.  Each year the Chief Compliance Officer or compliance officer  designated  by the Chief  Compliance  Officer  will  conduct  an annual meeting with all Supervised Persons of TIM and TSC to review the Policy and will require  all  Supervised  Persons  to  annually  certify  that they  have  read, understood and complied with the Policy,  that they have made all of the reports required by the Policy and have not engaged in any prohibited conduct.

Reporting Violations

All Supervised  Persons are required to promptly report any actual,  apparent or suspected violations of the Policy to the Chief Compliance Officer. If the Chief
Compliance Officer or another compliance officer is not available the individual
should  report  the  violation  to  their  immediate   supervisor  who  is  then
responsible for reporting it to the Chief Compliance  Officer.

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All reports will be treated  confidentially  to the extent  permitted by law and investigated promptly.

Sanctions

Upon  discovering  a  violation  of this  Policy,  each  Company may impose such sanctions as it deems  appropriate,  including,  but not limited to, a letter of censure, fine, suspension or termination of the violator's employment.

Disclosure

TIM will disclose in its ADV Part II if TIM, or its supervised persons,  may buy or  sell  for  themselves  securities  that  TIM  has  also  recommended  to its
Investment Clients, including restrictions,  internal procedures, or disclosures that are used by TIM to address any conflicts of interest in these transactions.

Reporting to Company Presidents, the Board of Trustees, and Investment Companies

The Chief Compliance Officer shall  periodically  report to the President of TIM any waivers granted with respect to the prohibition of redemptions of Investment
Company  shares within 30 days of purchase.  The Chief  Compliance  Officer also shall periodically report to the Trustees of Thornburg Investment Trust any such waivers with respect to redemptions of the Trust's shares.

The Chief  Compliance  Officer shall provide a written report to the Trustees of
Thornburg Investment Trust at least annually.  The report shall (i) describe any significant  issues  arising under this Policy since the last report,  including but not limited to, any  material  violations  of this Policy and any  sanctions imposed,  and (ii)  certify  that the  Trust,  TIM,  and TSC have  each  adopted procedures reasonably necessary to prevent violations of this Policy.

The Chief  Compliance  Officer  shall  provide a  written  report to  Investment
Companies  other  than the Trust for which  TIM acts as  investment  adviser  or sub-adviser,  at least  annually.  The report shall (i) describe any significant issues  arising  under this  Policy  since the last  report,  including  but not limited to, any material  violations of this Policy and any  sanctions  imposed, and (ii) certify that TIM has adopted procedures reasonably necessary to prevent violations of this Policy.

Annual Review

Pursuant to the review  requirements of Rule 206(4)-7 under the Advisers Act and
Rule 38a-1 under the Investment  Company Act, the Chief Compliance Officer shall conduct a periodic review,  no less often than annually,  of the adequacy of the
Policy and the effectiveness of its implementation.

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Recordkeeping

In its books and records the Compliance Department will:

     o    Retain a copy of each  version of this  Policy that has been in effect at any given time.

     o    Retain a record of any  violations of this Policy,  written  violation reports and any action taken as a result of the violation.

     o    Maintain  Holdings and  Transaction  Reports and Statements of Outside
          Brokerage Activity that are filed, including backup documentation.

     o    Maintain  copies of  duplicate  brokerage  confirmations  and  account statements received and requests made.

     o    Maintain Request for prior Clearance for Securities Transaction forms, and any backup documentation, and waivers granted.

     o    Maintain copies of Restricted Lists.

     o    Maintain lists of Access Persons and Registered Representatives

     o    Maintain  schedule of report  filing  dates,  reminders  and sanctions imposed.

     o    Maintain copies of reports to the Chief Compliance Officer, the Trust, the President and to Investment Company Clients.

     o    Maintain a record of persons designated as filing and review officers.

     o    Maintain sign in sheet and material  distributed  at the annual review meetings.

     o    Retain signed certification forms.

For the first two years these items will be stored in a designated area at TIM's principal  place of  business;  after the two year  period they may be moved and stored  offsite,  where the  records  will be  retained  as  required  by law or applicable regulations.

Glossary of Terms

"Access Person" means:

     i. Any Trustee, director, officer or partner of any of the Companies.

     ii. Any Supervised Person:

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          A. Who has access to nonpublic  information  regarding any  Investment
          Client's  purchase or sale of  securities,  or  nonpublic  information regarding the portfolio holdings of any Investment Company Client, or

          B. Who makes,  participates  in or is involved in (or whose  functions relate)  to making  securities  recommendations  with  respect  to any
          Investment Client's purchase or sale of Securities,  or who has access to such recommendations that are nonpublic.

     iii.  Individuals who are registered with the FINRA as an associated person of Thornburg Securities Corporation.

     iv. Any director,  officer, general partner or employee of any company in a
     Control  relationship  with any of the Companies  who, in  connection  with their  regular  functions  or  duties,  make,  participate  in,  or  obtain information  regarding the purchase or sale of Securities by any Investment
     Client, or whose functions relate to the making of any recommendations with respect to those purchases or sales.

     v. Any  natural  person  who is in a Control  relationship  with any of the
     Companies and who obtains information  concerning  recommendations  made to any Investment  Client with regard to the purchase or sale of Securities by the Investment Client.

"Automatic  Investment Plan" means a program in which regular periodic purchases
(or  withdrawals) are made  automatically  in (or from)  investment  accounts in accordance with a predetermined schedule and allocation. An Automatic Investment
Plan includes a dividend reinvestment plan.

"Beneficial  Ownership" shall be interpreted in accordance with Rule 16a-1(a)(2)
under the Securities Exchange Act of 1934.

"Blackout  Exemption":  If approval for the proposed  transaction is not granted because it does not meet the conditions of the Blue Chip exemption, approval may still be granted if:

     (1)  there has not been a  transaction  in the  opposite  direction  of the proposed  transaction  for an Investment  Client within the previous 7 days; and

     (2)  there are no pending trades for the Security; and

     (3)  it is not expected  that the Security will be purchased or sold for an
          Investment  Client within the next 7 days in the same direction as the proposed transaction.

"Blue Chip Exemption":  Transactions by an Access Person involving Securities on the Restricted List are prohibited unless the following conditions are met:

     (1)  the issuer has a market capitalization greater than $2 billion; and

     (2)  the proposed  transaction  involves  less than $50,000 of the issuer's
          Securities.

"Chief Compliance Officer" means the chief compliance officer for TIM.

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"Compliance Department" means TIM's compliance department.

"Control"  shall be  interpreted  in  accordance  with  Section  2(a)(9)  of the
Investment Company Act of 1940.

"Family  Member" means any individual  who is a member of a Supervised  Person's immediate family or other person who lives in the Supervised Person's household.

"Fund" means any series of Thornburg Investment Trust.

"Independent  Trustee" means a Trustee who is not an "interested  person" of the
Trust within the meaning of Section  2(a)(19) of the  Investment  Company Act of
1940.

"Initial Public  Offering" means an offering of securities  registered under the
Securities   Act  of  1933,  the  issuer  of  which,   immediately   before  the
registration,  was not subject to the reporting  requirements  of Sections 13 or
15(d) of the Securities Exchange Act of 1934.

"Investment  Client" means (1) any  Investment  Company or series thereof or any component of such series for which TIM is an  investment  adviser or  investment sub-adviser;  or (2) any private accounts owned by any person for whom TIM is an investment adviser or investment sub-adviser; (3) any customer of TSC.

"Investment  Company"  means a company  registered as such under the  Investment
Company  Act of 1940,  including  but not  limited to,  open-end  mutual  funds, close-end mutual funds, and unit investment trusts, but does not include a money market mutual fund.

"Limited  Offering"  means  an  offering  exempt  from  registration  under  the
Securities  Act of 1933  pursuant to Section  4(2) or Section 4(6)  thereof,  or pursuant to Rule 504, Rule 505 or Rule 506 adopted thereunder.

"Private  Fund"  means an  investment  vehicle the  securities  of which are not registered  under  the  Securities  Act of 1933 and which is  excluded  from the definition of an "investment  company"  under Section  3(c)(1) or 3(c)(7) of the
Investment Company Act of 1940.

"Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a Security.

"Security" or "Securities"  shall have the meaning set forth in Section 2(a)(36)
of the Investment  Company Act of 1940,  except that it shall not include direct obligations of the U.S. Government,  bankers' acceptances,  bank certificates of deposit,  commercial  paper, high quality  short-term debt  instruments,  shares issued by unit investment trusts, and shares in "money market" mutual funds.

"Supervised  Person" means any director,  managing  director,  officer (or other person  occupying a similar  status or  performing  functions  similar to any of those persons) and employees, and any

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other persons who provide  advice on behalf of any of the Companies  relating to the  purchase or sale of shares by an  Investment  Client and who are subject to any of the Companies' supervision and control.

"Trust" means Thornburg Investment Trust.

"Trustee" means a Trustee of the Trust

History:  Initial  policy adopted  February 1, 2005.  Revised on March 21, 2005.
Revised April 19, 2006.  Revised on February 1, 2008.  Revised April 1, 2008 and
effective the same date.

This policy has been  separately  adopted by  Thornburg  Investment  Management,
Thornburg Investment Trust, and Thornburg Securities Corporation.

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